UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2009

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 872-5000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 13, 2009, Ascent Solar Technologies, Inc. (the “Company”) announced the appointment of Farhad Moghadam, Ph.D., as the Company’s President and Chief Executive Officer.  The appointment will become effective August 3, 2009.  At that time, Dr. Mohan Misra, the Company’s Acting President and Chief Executive Officer, will resign those executive titles but continue to serve as Chairman of the Board of Directors and as Chief Strategy Officer.

Dr. Moghadam, 55, served until 2007 as Senior Vice President and General Manager at Applied Materials, Inc. (“Applied”), where, among other things, he led Applied’s Thin Film Product Group, its largest business unit, and was responsible for managing over 1,100 Applied employees in the U.S., Europe and Asia.  He joined Applied in 1996.  Since 2007, he has been engaged with prominent private equity firms, and he has assisted companies seeking to participate in the U.S. Department of Energy loan guarantee program with independent engineering assessments and bankability evaluations.  Dr. Moghadam received his B.S. degree in Metallurgical Engineering from the Tehran University of Technology in Iran, and his M.S. and Ph.D. degrees in Materials Science and Engineering from Stanford University.

In connection with his employment, Dr. Moghadam has executed an executive employment agreement (“Employment Agreement”) with the Company, pursuant to which Dr. Moghadam will receive an annual base salary of $350,000.  He will be eligible to receive an annual bonus in an amount up to his base salary based upon his performance relative to predetermined criteria.  In addition, Dr. Moghadam will receive: an award of 110,000 restricted stock units under the Company’s 2008 Restricted Stock Plan, 75,000 of which will vest over four years, and 35,000 of which will vest on the third and fourth anniversaries of Dr. Moghadam’s start date based upon his performance relative to predetermined criteria; and an award of options to purchase up to 100,000 shares of common stock under the Company’s 2005 Stock Option Plan, which will vest in equal amounts over four years.   Dr. Moghadam also will receive an inducement award (as defined in NASDAQ Rule 5635(c)(4) and made outside the terms of any existing equity incentive plan) of options to purchase another 200,000 shares of the Company’s common stock, which will vest in equal amounts over four years.  All of the aforementioned options will have an exercise price equal to the fair market value of the Company’s common stock on the date(s) of grant.  If the Company terminates Dr. Moghadam without cause, or if Dr. Moghadam resigns for “Good Reason” (as defined in the Employment Agreement) within twenty-four months after a “Change of Control” (also as defined in the Employment Agreement), then some or all of Dr. Moghadam’s equity incentive awards will be eligible for accelerated vesting.

The foregoing description of Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Executive Employment Agreement with Farhad Moghadam dated as of July 10, 2009.

Forward Looking Statements

This Current Report on Form 8-K, including its exhibits, contains forward-looking statements. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

July 13, 2009	By:	/s/ Gary Gatchell

Name: Gary Gatchell
Title: Chief Financial Officer and Secretary